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Exhibit 10.8

OFFICE LEASE

        1.     THIS LEASE, dated as of July 1, 2001, is between Arnold L. Greenberg, hereinafter called the Landlord, and VitaCube Systems, Inc., a Colorado corporation, hereinafter called the Tenant. The Landlord does hereby demise and lease unto the Tenant the premises known and described as the entire office building located at 480 South Holly Street, Denver, Colorado, 80246, including suites 1 through 7, inclusive, in the City of and County of Denver, State of Colorado, for the term of 2 1/2 years.

        Term    beginning on July 1, 2001, and ending on December 31, 2003, unless the term hereof shall be sooner terminated as hereinafter provided.

        Rent    2. IN CONSIDERATION of the rent and the performance of the covenants and provisions herein, the Tenant agrees to pay to the Landlord as rent for the full term aforesaid, the sum of $161,200 ("Base Rent")(*), payable as follows: $5,240 per month from July 31, 2001 through April 30, 2003; thereafter $5,740 per month through December 31, 2003; commencing July 1, 2001 (see Addendum for periodic increases in addition to the Base Rent).

(*)
plus the periodic increases as below described.

which said sums shall be due and payable in advance on the first day of each and every calendar month during said term at the office of the Landlord at 6650 West Lakeridge Road, Lakewood, Colorado 80227

        or at such other location as the Landlord may designate in writing.

        Security Deposit    3. The Landlord acknowledges receipt of a security deposit in the amount of $None

SERVICES

        4.     The Landlord and Tenant agree, as follows:

        The Landlord shall keep all the improvements upon the Premises, including but not limited to, structural components, interior and exterior walls, floors, ceiling, roofs, sewer connections, plumbing, wiring, and glass in good maintenance and repair at Landlord's expense. Tenant shall be obliged to notify the Landlord of any condition upon the Premises requiring repair and the Landlord shall be provided a reasonable time to accomplish said repair. The Landlord shall heat the demised premises whenever necessary during reasonable business hours or customary heating season. (See Addendum)

        The Landlord shall provide the use of the passenger elevators (if the building is so equipped) at all times during reasonable business hours.

        The Landlord shall provide janitor service for the demised premises. (See Addendum)

        The Landlord shall cause to be supplied water, and a reasonable amount of electric current for lighting said premises and public halls and for customary office equipment, during the time and in the manner customary in said building. Tenant agrees to use only such electric current as shall be supplied by Landlord for lighting and customary office equipment, and shall pay on demand for use of electric current for any other purpose, or for any waste of electric current. Tenant shall not, without consent of the Landlord, connect any apparatus which might exceed the capacity of the electrical system. (Addendum)

        Tenant agrees that Landlord shall not be held liable for failure to supply such heating, elevator, janitor, water or electric services, or any of them, when such failure is not due to gross negligence on its part, it being understood that Landlord reserves the right to temporarily discontinue such services, or any of them, at such times as may be necessary by reason of accident, repairs, alterations or improvements, or whenever, by reason of strikes, lockouts, riots, acts of God, or any other happening, Landlord is unable to furnish such services.

        Tenant agrees that if any payment of rent as herein provided shall remain unpaid for more than twenty (20) days after the same shall become due, Landlord may, without notice to Tenant, discontinue furnishing lighting, heating and janitor services, or any of them, until all arrears of rent shall have first been paid and discharged, and that Landlord shall not be liable for damages, and that such action shall in no way operate to release Tenant from the obligations hereunder.

CHARACTER OF OCCUPANCY

        5.     Tenant agrees that the demised premises shall be used and occupied only as a business office, including operation of a dietary supplements(*) in a careful, safe and proper manner, and that Tenant will pay on demand for any damage to the premises caused by the misuse of same by Tenant, or Tenant's agents or employees.

(*)
business

        Tenant agrees that Tenant will not use or permit the demised premises to be used for any purposes prohibited by the laws of the United States or the State of Colorado, or the ordinances of the City or County in which the property is located.

        Tenant will not use or keep any substance or material in or about the demised premises which may vitiate or endanger the validity of the insurance on said building or increase the hazard of the risk, or which may prove offensive or annoying to other tenants of the building.

        Tenant will not permit any nuisance in the demised premises.

        Landlord and Tenant agree that smoking of cigarettes, pipes, cigars or other tobacco products    ☐ shall X shall not be permitted in the Premises. Smoking in common areas of the building is as follows: outside the building at lease 30 fee away from the entrance.

ALTERATIONS

        6.     The Landlord shall have the right at any time to enter the demised premises to examine and inspect the same, or to make such repairs, additions, or alterations as it may deem necessary or proper for the safety, improvement or preservation thereof, and shall at all times have the right, at its election, to make such alterations or changes to other portions of said building as it may from time to time deem necessary and desirable.

        Tenant shall make no alterations in or additions to the demised premises without first obtaining the written consent of Landlord. Tenant shall permit no liens to be attached to the property as a result of any alterations. All additions or improvements made by the Tenant (except only movable office furniture) shall be deemed a part of the real estate and permanent structure thereon and shall remain upon and be surrendered with said premises as a part thereof at the end of the said term, by lapse of time, or otherwise.

SUBLETTING

        7.     Tenant agrees that it will not sublet the demised premises(1), or any part thereof, nor assign this lease, or any interest therein, without first obtaining the written consent of the Landlord, which consent shall not be unreasonably withheld.

(1)
except entities affiliated with Tenant or its principals.

INSOLVENCY

        8.     Any assignment for the benefit of creditors or by operation of law shall not be effective to transfer any rights hereunder to the said assignee without the written consent of the Landlord first having been obtained.

        It is further agreed between the parties hereto that if Tenant shall be declared insolvent, or if any assignment of Tenant's property shall be made for the benefit of creditors or otherwise, or if Tenant's leasehold interest herein shall be levied upon under execution, or seized by virtue of any writ of any court of law, or a Receiver be appointed for the property of Tenant, whether under the operation of State or Federal statutes, then and in any such case, Landlord may, at its option, terminate this lease and retake possession of said premises, without being guilty of any manner of trespass or forcible entry or detainer, and without the same working any forfeiture of the obligations of Tenant hereunder.

        In case the Tenant is adjudicated a bankrupt, or proceeds or is proceeded against under any State or Federal laws, for relief of debtors, or in case a receiver is appointed to wind up and liquidate the affairs of the Tenant, the Landlord, at its election, shall have a provable claim in bankruptcy or receivership in an amount equal to at least the sum of the last 12 monthly payments of the rental provided for herein, which sum is fixed and liquidated by the parties hereto as the minimum amount of the damages sustained by the Landlord as a result of the bankruptcy or receivership of the Tenant, and the amount of said damages may be satisfied, at the election of the Landlord, out of any moneys or securities deposited hereunder as security for the payment by the Tenant of the rent herein provided for.

DEFAULT

        9.     If the Tenant shall be in arrears in payment of any installment of rent, or any portion thereof, or in default of any other covenants or agreements set forth in this lease ("Default"), and the Default remains uncorrected for a period of three (3) days after the Landlord has given written notice thereof pursuant to applicable law, then the Landlord may, at the Landlord's option, undertake any of the following remedies without limitation: (a) declare the term of the lease ended; (b) terminate the Tenant's right to possession of the premises and reenter and repossess the premises pursuant to applicable provisions of the Colorado Forcible Entry and Detainer Statute; (c) recover all present and future damages, costs and other relief to which the Landlord is entitled including, but not limited to, the cost to recover and repossess the premises, the expenses of reletting, necessary renovation and alteration expenses, and commissions; (d) pursue breach of contract remedies; and/or (e) pursue any and all available remedies in law or equity. In the event possession is terminated by a reason of Default prior to expiration of the term, the Tenant shall be responsible for the rent occurring for the remainder of the term, subject to the Landlord's duty to mitigate such damages. Pursuant to applicable law [13-40-104(d.5), (e.5) and 13-40-107.5, C.R.S.] which is incorporated by this reference, in the event repeated or substantial Default(s) under the lease occur, the Landlord may terminate the Tenant's possession upon a written Notice to Quit, without a right to cure. Upon such termination, the Landlord shall have available any and all of the above-listed remedies.

SECURITY DEPOSIT

        10.   The Landlord acknowledges receipt of the aforementioned deposit to be held by the Landlord for the faithful performance of all of the terms, conditions and covenants of this lease. The Landlord may apply the deposit to cure any default under the terms of this lease and shall account to the Tenant for the balance. The Tenant may not apply the deposit hereunder to the payment of the rent reserved hereunder or the performance of other obligations.

PREMISES VACATED DURING TERM OF LEASE

        11.   If the Tenant shall abandon or vacate said premises before the end of the term of this lease, the Landlord may, at its option, enter said premises, remove any signs of the Tenant therefrom, and relet the same, or any part thereof, as it may see fit, without thereby voiding or terminating this lease, and for the purpose of such reletting, the Landlord is authorized to make any repairs, changes, alterations or additions in or to said demised premises, as may, in the opinion of the Landlord, be necessary or desirable for the purpose of such reletting, and if a sufficient sum shall not be realized from such reletting (after payment of all the costs and expenses and the collection of rent accruing therefrom), each month to equal the monthly rental agreed to be paid by the Tenant under the provisions of this lease, then the Tenant agrees to pay such deficiency each month upon demand therefor.

REMOVAL OF TENANT'S PROPERTY

        12.   If the Tenant shall fail to remove all effects from said premises upon the abandonment thereof or upon the termination of this lease, the Landlord, at its option, may remove the same in any manner and store the said effects without liability to the Tenant for loss thereof, and the Tenant agrees to pay the Landlord on demand, any and all expenses incurred in such removal, including court costs and attorney's fees and storage charges on such effects for any length of time the same shall be in the Landlord's possession. The Landlord, at its option, and after 30 days notice to Tenant, may sell said effects, or any of the same, at private sale and without legal process, for such prices as the Landlord may obtain, and apply the proceeds of such sale upon any amounts due under this lease from the Tenant to the Landlord and upon the expense incident to the removal and sale of said effects, rendering the surplus, if any, to the Tenant.

LOSS OR DAMAGE TO TENANT'S PROPERTY

        13.   All personal property of any kind or description whatsoever in the demised premises shall be at the Tenant's sole risk, and the Landlord shall not be held liable for any damage done to or loss of such personal property, or for damage or loss suffered by the business or occupation of the Tenant arising from any act or neglect of cotenants or other occupants of the building, or of their employees or the employees of the Landlord or of other persons, or from bursting, overflowing or leaking of water, sewer or steam pipes, or from heating or plumbing fixtures, or from electric wires, or from gases, or odors, or caused in any other manner whatever, except in the case of willful neglect on the part of the Landlord.

        Tenant shall hold Landlord, Landlord's agents and their respective successors and assigns, harmless and indemnified from all injury, loss, claims or damage to any person or property while on the demised premises or any other part of Landlord's property, or arising in any way out of Tenant's business, which is occasioned by an act or omission of Tenant, its employees, agents, invitees, licensees or contractors.

LIEN ON TENANT'S FURNISHINGS

        14.   The Tenant hereby grants to the Landlord a security interest in the personal property situated on the leased premises as additional security for the payment of the rent and the performance of Tenant's obligations hereunder. The Tenant shall execute such documents as the Landlord may require to perfect the Landlord's security interest in such personal property. Said personal property shall not be removed therefrom without the consent of the Landlord until all rent due or to become due hereunder shall have first been paid and discharged, or any default hereunder by Tenant shall be cured. It is intended by the parties hereto that this instrument shall have the effect of a security agreement upon such personal property, and the Landlord, upon default of the Tenant of the payment of the rent or the terms hereunder, may exercise any rights of a secured party under the Uniform Commercial Code of the State of Colorado including the right to take possession of such personal property and, after notice as required by statute, to sell the same for the best price that can be obtained at public or private sale, and out of the money arising therefrom, pay the amount due the Landlord, and all costs arising from the execution of the provisions hereof, paying the surplus, if any, to the Tenant. If said personal property, or any portion thereof, shall be offered at public auction, the Landlord may become the purchaser thereof.

SURRENDER OF POSSESSION

        15.   The Tenant agrees to deliver up and surrender to the Landlord possession of said premises at the expiration or termination of this lease, by lapse of time or otherwise, in as good repair as when the Tenant obtained the same at the commencement of said term, excepting only ordinary wear and tear, or damage by the elements (occurring without the fault of the Tenant or other persons permitted by the Tenant to occupy or enter the demised premises or any part thereof), or by act of God, or by insurrection, riot, invasion or commotion, or of military or usurped power.

FIRE CLAUSE

        16.   If the demised premises or said building, shall be so damaged by fire or other catastrophe as to render said premises wholly untenantable, and if such damage shall be so great that a competent architect selected by the Landlord, shall certify in writing to the Landlord and the Tenant that said premises, with the exercise of reasonable diligence, cannot be made fit for occupancy within ninety (90) days from the happening thereof, then this lease shall cease and terminate from the date of the occurrence of such damage; and the Tenant thereupon shall surrender to the Landlord said premises and all interest therein, and the Landlord may reenter and take possession of said premises and remove the Tenant therefrom. The Tenant shall pay rent, duly apportioned, up to the time of such termination of this lease.

        If, however, the damage shall be such that such an architect so shall certify that said demised premises can be made tenantable within such number of days from the happening of such damage by fire or other catastrophe, then the Landlord shall repair the damage so done with all reasonable speed, and the rent shall be abated only for the period during which the Tenant shall be deprived of the use of said premises by reason of such damage and the repair thereof.

        If said demised premises, without the fault of the Tenant, shall be slightly damaged by fire or other catastrophe but not so as to render the same untenantable, the Landlord, after receiving notice in writing of the occurrence of the injury, shall cause the same to be repaired with reasonable promptness; but in such event, there shall be no abatement of the rent.

        In case the building throughout be so injured or damaged, whether by fire or otherwise (though said demised premises may not be affected) that the Landlord within sixty (60) days after the happening of such injury, shall decide to reconstruct, rebuild, or raze said building, and shall enter into a legal and binding contract therefor, then upon thirty (30) days' notice in writing to that effect given by the Landlord to the Tenant, this lease shall cease and terminate from the date of the occurrence of said damage, and the Tenant shall pay the rent, properly apportioned, up to such date, and both parties hereto shall be free and discharged of all further obligations hereunder.

        In the event of a condemnation or other taking by any governmental agency, all proceeds shall be paid to the Landlord hereunder, the Tenant waiving all right to any such payments.

INSURANCE

        17.   Tenant shall, at Tenant's expense, obtain and keep in full force, fire and liability insurance as may be reasonably required by the Landlord. Tenant shall provide copies of such insurance policies upon the Landlord's request.

ACCEPTANCE OF PREMISES BY TENANT

        18.   The taking possession of said premises by the Tenant shall be conclusive evidence as against the Tenant that said premises were in good and satisfactory condition when possession of the same was taken.

WAIVER

        19.   No waiver of any breach of Default of any one or more of the conditions or covenants of this lease by the Landlord shall be deemed to imply or constitute a waiver of any succeeding or other breach or Default hereunder.

AMENDMENT OR MODIFICATION

        20.   The Tenant acknowledges and agrees that it has not relied upon any statements, representations, agreements or warranties, except such as are expressed herein, and that no amendment or modification of this lease shall be valid or binding unless expressed in writing and executed by the parties hereto in the same manner as the execution of this lease.

PAYMENTS AFTER TERMINATION

        21.   No payments of money by the Tenant to the Landlord after the termination of this lease, in any manner, or after the giving of any notice (other than a demand for the payment of money) by the Landlord to the Tenant, shall reinstate, continue or extend the term of this lease or affect any notice given to the Tenant prior to the payment of such money, it being agreed that after the service of notice or the commencement of a suit or after final judgment granting the Landlord possession of said premises, the Landlord may receive and collect any sums of rent due, or any other sums of money due under the terms of this lease, and the payment of such sums of money whether as rent or otherwise, shall not waive said notice, or in any manner affect any pending suit or any judgment theretofore obtained.

HOLDING AFTER TERMINATION

        22.   It is mutually agreed that if after the expiration of this lease the Tenant shall remain in possession of said premises without a written agreement as to such holding, then such holding over shall be deemed to be a holding upon a tenancy from month to month at a monthly rental equivalent to the last monthly payment provided herein, payable in advance on the same day of each month as above provided; all other terms and conditions of this lease remaining the same.

ENTRY BY LANDLORD

        23.   The Landlord shall at all times have the right, by its officers or agents, to enter the demised premises to inspect and examine the same, and to show the same to persons wishing to lease them, and may at any time within fifteen days next preceding the termination of this tenancy, place upon the doors and windows of the premises the notice "For Rent", which said notice shall not be removed by the Tenant.

ATTORNEY'S FEES

        24.   In the event any dispute arises concerning the terms of this Lease or the nonpayment of any sums under this Lease, and the matter is turned over to an attorney, the party prevailing in such dispute shall be entitled, in addition to other damages and costs, to recover reasonable attorney's fees from the other party.

RULES AND REGULATIONS

        25.   It is further agreed that the following rules and regulations shall be and are hereby made a part of this lease, and the Tenant agrees that its employees and agents, or any others permitted by the Tenant to occupy or enter said premises, will at all times abide by said rules and regulations and that a default in the performance and observance thereof shall operate the same as any other defaults herein:

          (1)   The sidewalks, entries, passages, stairways and elevators shall not be obstructed by the Tenant, or its agents, or used by them for any purpose other than ingress and egress to and from their offices.

          (2)   (a) Furniture, equipment or supplies shall be moved in or out of the building only upon the elevator designated by Landlord (if the building is so equipped) and then only during such hours and in such manner as may be prescribed by the Landlord.

            (b)   No safe or article, the weight of which may constitute a hazard or danger to the building or its equipment, shall be moved into the premises.

            (c)   Safes and other equipment, the weight of which is not excessive, shall be moved into, from or about the building only during such hours and in such manner as shall be prescribed by the Landlord, and the Landlord shall have the right to designate the location of such articles in the space hereby demised.

          (3)   Signs, notices, advertisements, or other inscriptions shall not be placed upon any part of the building without prior approval of the Landlord.

          (4)   The light through the transoms and glass partitions opening into the halls and other parts of the building shall not be obstructed in any way by the Tenant.

          (5)   Restrooms and other water fixtures shall not be used for any purpose other than that for which the same are intended, and any damage resulting to the same from misuse on the part of the Tenant, its agents or employee, shall be paid for by the Tenant. No person shall waste water by tying back or wedging the faucets, or in any other manner.

          (6)   No animals shall be allowed in the offices, halls, corridors and elevators in the building.

          (7)   Bicycles or other vehicles shall not be permitted in the offices, halls, corridors and elevators in the building, nor shall any obstruction of sidewalks or entrances of the building by such be permitted.

          (8)   No person shall disturb the occupants of this or adjoining buildings or premises by the use of any radio or musical instrument or by the making of loud or improper noises.

          (9)   The Tenant shall not allow anything to be placed on the outside window ledges of the building, nor shall anything be thrown by the Tenant, its agents or employees, out of the windows or doors, or down the courts, elevator shafts, or skylights of the building.

          (10) No additional lock or locks shall be placed by the Tenant on any door in the building unless written consent of the Landlord shall first have been obtained. A reasonable number of keys to the demised premises and to the restrooms will be furnished by the Landlord, and neither the

  Tenant, its agents or employees, shall have any duplicate key made. At the termination of this tenancy, the Tenant shall promptly return all such keys to the Landlord.

          (11) No awnings or window coverings shall be attached to the premises without prior written approval by the Landlord.

            Tenant shall pay for any damage caused by the Tenant to any window coverings supplied by the Landlord.

          (12) The Tenant, before closing and leaving the demised premises at any time, shall see that all windows are closed, in order to avoid possible damage from fire, storm or freezing.

          (13) The Tenant shall not install or operate any steam or gas engine or boiler, or carry on any mechanical business in the demised premises. The use of oil, gas or flammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the building.

          (14) Any painting or decorating as may be agreed to be done by and at the expense of the Landlord shall be done during regular working hours. Should the Tenant desire such work done on Sundays, holidays or outside of regular working hours, the Tenant shall pay for the extra cost thereof.

          (15) The Tenant shall not mark upon, paint signs upon, cut, drill into, drive nails or screws into, or in any way deface the walls, ceilings, partitions or floors of the demised premises or of the building. Any defacement, damage or injury caused by the Tenant, its agents or employees, shall be paid for by the Tenant.

          (16) The Landlord reserves the right to make such other and further reasonable rules and regulations as in its judgment may from time to time be needful and desirable for the safety, care and cleanliness of the premises and for the preservation of good order therein.

        Additional Provisions:

        See attached Addendum which is incorporated herein by reference.

QUIET POSSESSION

        26.   The Landlord shall warrant and defend the Tenant in the enjoyment and peaceful possession of the premises during the term aforesaid.

        All titles and captions are for convenience only and are not a part of this lease. This lease shall be binding on the parties, their personal representatives, successors and assigns. If there are more than one entity or persons which are the Tenants under this lease, all covenants and agreements herein to be performed by the Tenant shall be joint and several.

        Should any provision of this lease violate any federal, state or local law or ordinance, that provision shall be deemed amended to so comply with such law or ordinance, and shall be construed in a manner so as to comply, and the remainder of this lease shall not be affected thereby.

Executed on	September 13, 2001 Date
Attest:	/s/ ARNOLD L. GREENBERG	Attest:	/s/ SANFORD D. GREENBERG, CEO
Arnold L. Greenberg Landlord		VitaCube Systems, Inc. Tenant
6650 West Lakeridge Road Address		480 South Holly Street Address
Lakewood, Colorado 80227		Denver, Colorado 80246
STATE OF COLORADO
City and County of Denver
The foregoing instrument was acknowledged before me this 13th day of September, 2001, by Sanford D. Greenberg, as CEO of Vita Cube Systems, Inc., a corporation.
My commission expires: 2-25-03 Witness my hand and official seal.	/s/ LYDIA J. MAKOWKA Notary Public
STATE OF COLORADO
City and County of Denver
The foregoing instrument was acknowledged before me this 13th day of September, 2001, by Arnold L. Greenberg.
My commission expires: 2/25/03 Witness my hand and official seal.	/s/ LYDIA J. MAKOWKA Notary Public

ADDENDUM
TO OFFICE LEASE
FOR 480 SOUTH HOLLY STREET
DENVER, COLORADO ("PREMISES")
(Effective July 1, 2001)

        1.     As evidenced by their respective signatures below, Landlord, Tenant, and Tenant's two shareholders, Warren Cohen and Sanford D. Greenberg ("Tenant's Shareholders"), acknowledge and agree as follows:

          a.     The law firm of Lohf Shaiman Jacobs & Hyman PC and its attorneys (collectively, the "Firm"), has in the past and currently represents Landlord, Tenant, and Tenant's Shareholders in connection with various legal matters;

          b.     Landlord, Tenant, and Tenant's Shareholders consent to the Firm preparing the Lease and waive any claims which any of them may have in connection with the Firm's preparation of the Lease;

          c.     The Firm has not negotiated the terms of the Lease, but instead Landlord and Tenant and Tenant's Shareholders have negotiated the Lease terms with each other;

          d.     The Firm has acted solely as the scribner of the Lease;

          e.     In the event of any dispute concerning the Lease, including enforcements of the terms and interpretation of the terms hereof, the Firm will not be in a position to represent either party or Tenant's Shareholders, and all of them will be required to get independent legal counsel in connection with any such dispute; and

          f.      Landlord, Tenant, and Tenant's Shareholders have all been advised to retain counsel to review the Lease and to represent each such party in connection with the negotiation and execution of the Lease.

        2.     In addition to the Base Rent provided in the print form of Lease, Tenant agrees to pay annual increases of three percent of the Base Rent for the preceding year; so, for example, the monthly Base Rent during the second year of the Lease term shall increase from $5,240.00 per month to $5,397.20 per month. In addition, Tenant shall be responsible for increases in the cost of gas, electricity, and water (collectively, the "Utilities") for the Premises. The average monthly cost for the twelve month period ending March 31, 2001, for the Utilities for the Premises was $883.20. For any month in which the Utilities for the Premises exceed such amount (after taking into account months when the cost of Utilities for the Premises was less than such amount), Landlord shall bill Tenant for such monthly excess, which amount shall be due and payable within five days of receipt of such bill as additional rent.

        3.     As provided in the printed form of the Lease, Landlord is responsible for normal janitorial services for the Premises. If Tenant desires special janitorial services to be provided because of the nature of Tenant's use of the Premises or otherwise, Tenant may, on its own, retain special janitorial services. In such event, Tenant shall pay for the special janitorial services and Landlord shall reimburse Tenant in an amount equal to the amount Landlord would have paid for regular janitorial services for the Premises.

        4.     Notwithstanding the provisions of Paragraph 17 of the printed form of the Lease, Landlord shall be responsible for obtaining and keeping in full force fire and liability insurance as the Landlord shall reasonably deem appropriate with respect to the Premises (including the leasehold improvements constructed by Tenant and it's predecessor). Tenant shall be responsible for obtaining such casualty insurance as it deems necessary and appropriate for protecting its assets located at the Premises, for loss of business insurance, for liability insurance, and for such other insurance as Tenant shall deem necessary and appropriate for its own uses. Tenant agrees that to the extent the casualty insurance premium payable by Landlord is increased as the result of Landlord insuring against casualty the leasehold improvements to the Premises constructed by Tenant (and its predecessor), Tenant shall be responsible for the increase in premium and, in such event, Tenant agrees to pay within five (5) days of receipt of a billing for same the entire amount of such increase.

        5.     So long as Tenant is not in default hereunder, Tenant shall have the right to extend the Lease term for two 2 1/2 year lease extensions. In order to extend the Lease, Tenant shall not be in default under the Lease at the time the Lease is extended, and Tenant must give Landlord written notice of its election to extend the Lease term at least ninety (90) days prior to the end of the then Lease term. Upon due extension of the Lease, all terms of the Lease shall remain the same with the Base Rent continuing to increase by 3% per annum with the additional cost for gas and electricity for the Premises continuing to accrue. The only change shall be the option to purchase the Premises granted herein which shall terminate if not duly exercised during the initial term of the Lease.

        6.     Landlord hereby grants to Tenant an option to purchase the Premises at a cash price of $400,000 or at a credit price of $450,000. Tenant may assign in writing its option rights hereunder to Tenant's Shareholders individually (in either case hereafter called "Optionee"). If Tenant is not in default under this Lease, Optionee may exercise its option hereunder by giving written notice to Landlord during the initial term of this Lease, in which event the closing of the sale shall occur thirty (30) days following delivery of such notice. In such event, Landlord shall provide a title insurance commitment to Tenant showing the Premises free and clear of all liens and encumbrances other than easements, conditions, covenants, and restrictions of record which do not materially interfere with the operation of the Premises. At closing, Landlord shall convey title to the Premises by special warranty deed and, at Landlord's cost, provide a title insurance policy for the Premises. Optionee shall pay the cash purchase price of $400,000 by good funds at the closing (adjusted for real estate taxes pro rations which shall be a final settlement, and for other normal closing costs payable by Optionee as buyer). In the event Optionee elects the credit price at closing, Optionee shall pay $50,000 in good funds as a down payment for the purchase price and deliver to Landlord a note for $400,000 secured by a first deed of trust encumbering the Premises. The note shall have an interest rate of 8 1/2% on the unpaid balance which shall be payable in 180 equal monthly payments (a 15 years straight amortization) of $3,938.96 each, and shall contain such other provisions as Landlord shall reasonably require.

        7.     If Tenant does not duly exercise its option to purchase the Premises, and does not duly extend the Lease after the initial Lease term ending December 31, 2001, Landlord agrees that during calendar year 2004, if Landlord closes the sale of the Premises to any third party, and if the net amount of cash proceeds to Landlord from selling the Premises, after deducting all costs incurred by Landlord in connection with the sale (other than income taxes) exceeds $450,000, Landlord shall pay such excess amount to Tenant in recognition of the various leasehold improvements made by Tenant to the Premises.

        8.     If any rental payment required hereunder is not duly paid within ten (10) days after it becomes due, in addition to all other rights Landlord shall have hereunder, Tenant agrees to pay Landlord a late payment fee equal to 5% of the rental payment that was due and payable, but not paid.

        9.     The parties acknowledge and agree that a substantial portion of the Premises are currently leased (the "CD Lease") to Chatfield Dean Holdings, Inc. ("CD"), and that Tenant currently is a sub-tenant of CD and uses a substantial portion of the Premises for Tenant's business activities. The parties further acknowledge and agree that the term of the CD Lease does not expire until April 30, 2005, and in order for this Lease to commence on July 1, 2001, the CD Lease must be terminated prior to its normal expiration date. In this regard, as evidenced by its signature below, CD consents to the early termination of the CD Lease on June 30, 2001, and Landlord consents to the early termination of the CD Lease on June 30, 2001. The obligations of CD under the CD Lease shall terminate and be of no further effect after June 30, 2001. Notwithstanding the foregoing, Tenant agrees that it will be responsible for all obligations of CD under the CD Lease with respect to the leasehold improvements constructed by CD and Tenant on the Premises during the term of the CD Lease (e.g., due payment of all contractors, material men, workmen, and sub-contractors). As Tenant currently is a sub-lessee of CD and currently uses a substantial portion of the Premises for Tenant's business, Tenant agrees that it is taking the Premises pursuant to the Lease in an "as is" condition, and accepts the Premises in all respects as they currently exist.

        10.   As evidenced by their respective signatures below, the two shareholders of Tenant, Warren Cohen and Sanford D. Greenberg, jointly and severally unconditionally guarantee the obligations of Tenant hereunder. Such guarantee shall not terminate notwithstanding any amendments to the Lease, waiver by Landlord of any rights it may have hereunder, or otherwise.

/s/ ARNOLD L. GREENBERG A.L. Greenberg
VITACUBE SYSTEMS, INC.
By:	/s/ WARREN COHEN Warren Cohen, President
/s/ WARREN COHEN Warren Cohen
/s/ SANFORD D. GREENBERG Sanford D. Greenberg
CHATFIELD DEAN HOLDINGS, INC.
By:	/s/ SANFORD D. GREENBERG Sanford D. Greenberg, CEO

AMENDMENT TO OFFICE LEASE

        This Amendment to Office Lease is made effective as of July 1, 2003, by and between Arnold L. Greenberg as Landlord and VitaCube Systems Holdings, Inc., a Nevada corporation ("Holdings") as Tenant.

        WHEREAS, Arnold L. Greenberg as Landlord and VitaCube Systems, Inc., a Colorado corporation ("V3S"), entered into a certain lease agreement effective as July 1, 2001 (the "Lease"), concerning the premises located at 480 South Holly Street, Denver, Colorado (the "Leased Premises"); and

        WHEREAS, effective June 20, 2003, V3S became a wholly-owned subsidiary of Holdings; and

        WHEREAS, Holdings and Landlord have agreed to amend the Lease to recognize Holdings as the Tenant thereunder and to amend other provisions of the Lease as set forth below.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

        1.     Effective as of July 1, 2003, Arnold L. Greenberg shall be deemed the Landlord under the Lease, and Holdings shall be deemed the Tenant under the Lease (and V3S shall no longer be deemed the Tenant under the Lease).

        2.     Effective as of July 1, 2003, the term of the Lease is extended to June 30, 2004.

        3.     Effective July 1, 2003, the rent for the Leased Premises shall be $3,000.00 per month. Tenant agrees that it will pay all costs for the operation and maintenance for the Leased Premises, except that Landlord shall remain solely responsible for real estate taxes for the Leased Premises and casualty and liability insurance for the Leased Premises.

        4.     Tenant acknowledges that, as of June 30, 2003, back rent in the amount of $64,483.00 had not been paid to Landlord. Tenant agrees that, on or before December 31, 2003, it will pay to Landlord $20,000.00 in partial satisfaction of the past due rent. In addition, Tenant agrees that, on January 1, 2004, Tenant will issue to Landlord 44,483 shares of Tenant's coon stock (the "Shares"), which Landlord agrees to accept (together with the $20,000.00 cash payment) in full satisfaction of all past due rent due under the Lease as of June 30, 2003. By his signature below, Landlord represents, acknowledges and agrees as follows: (i) the Shares will not be registered under any applicable security laws and may not be transferred by Landlord, except in compliance with all applicable laws; (ii) Landlord is taking the Shares for investment purposes only, with no present intent to transfer or distribute the Shares; and (iii) Landlord is fully advised of the financial circumstances and business of Tenant and is accepting the Shares in reliance on his own investigation of Holdings and its business affairs.

        IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of July 1, 2003.

LANDLORD	TENANT
VITACUBE SYSTEMS HOLDINGS, INC.
/s/ A.L. GREENBERG A.L. Greenberg	By:	/s/ SANFORD D. GREENBERG Authorized Officer

ADDENDUM
TO OFFICE LEASE
FOR 480 SOUTH HOLLY STREET
DENVER, COLORADO ("PREMISES")
(Effective July 1, 2004)

        11.   As evidenced by their respective signatures below, effective July 1, 2004, the lease shall be solely between Arnold L. Greenberg as Landlord and VitaCube Systems Holdings, Inc as Tenant. The lease term shall be extended to December 31, 2004. Landlord and Tenant acknowledge and agree that:

          a.     The law firm of Lohf Shaiman Jacobs Hyman & Feiger PC and its attorneys (collectively, the "Firm"), has in the past and currently represents Landlord and Tenant, in connection with various legal matters;

          b.     Landlord and Tenant, consent to the Firm preparing the Lease Amendment and waive any claims which any of them may have in connection with the Firm's preparation of the Lease Amendment;

          c.     The Firm has not negotiated the terms of the Lease, but instead Landlord and Tenant have negotiated the Lease terms with each other;

          d.     The Firm has acted solely as the scribner of the Lease Amendment;

          e.     In the event of any dispute concerning the Lease Amendment, including enforcements of the terms and interpretation of the terms hereof, the Firm will not be in a position to represent either party, and each of them will be required to get independent legal counsel in connection with any such dispute; and

          f.      Landlord and Tenant have all been advised to retain counsel to review the Lease Amendment and to represent each such party in connection with the negotiation and execution of the Lease Amendment.

        12.   The Base Rent shall be $3,000 per month. In addition Tenant agrees to pay for all (i) gas, electricity, and water (collectively, the "Utilities") for the Premises, (ii) trash removal and all janitorial services for the Premises and (iii) maintenance of the Premises.

        13.   Notwithstanding the provisions of Paragraph 17 of the printed form of the Lease, Landlord shall be responsible for obtaining and keeping in full force fire and liability insurance as the Landlord shall reasonably deem appropriate with respect to the Premises (including the leasehold improvements constructed by Tenant and it's predecessor). Tenant shall be responsible for obtaining such casualty insurance as it deems necessary and appropriate for protecting its assets located at the Premises, for loss of business insurance, for liability insurance, and for such other insurance as Tenant shall deem necessary and appropriate for its own uses. Tenant agrees that to the extent the casualty insurance premium payable by Landlord is increased as the result of Landlord insuring against casualty the leasehold improvements to the Premises constructed by Tenant (and its predecessor), Tenant shall be responsible for the increase in premium and, in such event, Tenant agrees to pay within five (5) days of receipt of a billing for same the entire amount of such increase.

        14.   If any rental or other payment required hereunder of Tenant is not duly paid within ten (10) days after it becomes due, in addition to all other rights Landlord shall have hereunder, Tenant agrees to pay Landlord a late payment fee equal to 5% of the rental or other payment that was due and payable, but not paid.

        15.   The parties acknowledge and agree that although under the lease as previously amended certain other persons and parties leased or sub-leased space in the Premises and had obligations to Landlord under the lease as previously amended, effective July 1, 2004, this lease shall be deemed to be solely between Landlord and Tenant and no other person or party shall have any rights or obligations under the Lease as amended. All provisions of the printed form of lease not herein amended shall remain in full force and effect.

/s/ A.L. GREENBERG A.L. Greenberg, Landlord
VITACUBE SYSTEMS HOLDINGS, INC., Tenant
By:	/s/ SANFORD D. GREENBERG Sanford D. Greenberg, CEO

ADDENDUM
TO OFFICE LEASE
FOR 480 SOUTH HOLLY STREET
DENVER, COLORADO ("PREMISES")
(Effective December 31, 2004)

        16.   As evidenced by their respective signatures below, effective December 31, 2004, the lease shall be solely between Arnold L. Greenberg as Landlord and VitaCube Systems Holdings, Inc as Tenant. The lease term shall be extended to December 31, 2005. Landlord and Tenant acknowledge and agree that:

          a.     The law firm of Lohf Shaiman Jacobs Hyman & Feiger PC and its attorneys (collectively, the "Firm"), has in the past and currently represents Landlord and Tenant, in connection with various legal matters;

          b.     Landlord and Tenant, consent to the Firm preparing the Lease Amendment and waive any claims which any of them may have in connection with the Firm's preparation of the Lease Amendment;

          c.     The Firm has not negotiated the terms of the Lease, but instead Landlord and Tenant have negotiated the Lease terms with each other;

          d.     The Firm has acted solely as the scribner of the Lease Amendment;

          e.     In the event of any dispute concerning the Lease Amendment, including enforcements of the terms and interpretation of the terms hereof, the Firm will not be in a position to represent either party, and each of them will be required to get independent legal counsel in connection with any such dispute; and

          f.      Landlord and Tenant have all been advised to retain counsel to review the Lease Amendment and to represent each such party in connection with the negotiation and execution of the Lease Amendment.

        17.   The parties acknowledge and agree that although under the lease as previously amended certain other persons and parties leased or sub-leased space in the Premises and had obligations to Landlord under the lease as previously amended, effective July 1, 2004, and through this lease extension, this Lease shall be deemed to be solely between Landlord and Tenant and no other person or party shall have any rights or obligations under the Lease as amended. All provisions of the printed form of lease not herein amended shall remain in full force and effect.

        18.   The Base Rent shall be $3,090 per month. In addition Tenant agrees to pay for all (i) gas, electricity, and water (collectively, the "Utilities") for the Premises, (ii) trash removal and all janitorial services for the Premises and (iii) maintenance of the Premises.

        19.   Paragraphs 5, 6 and 7 of the Original Lease (as set forth in the Addendum to the Original Lease) are deleted.

        20.   Landlord hereby grants to Tenant an option to purchase the Premises at a cash price of $450,000. If Tenant is not in default under this Lease, Tenant may exercise its option hereunder by giving written notice to Landlord by the end of the lease term (as extended as herein provided), in which event the closing of the sale shall occur thirty (30) days following delivery of such notice. In such event, Landlord shall provide a title insurance commitment to tenant showing the Premises free and clear of all liens and encumbrances other than easements, conditions, covenants, and restrictions of record which do not materially interfere with the operation of the Premises. At closing, Landlord shall convey title to the Premises by special warranty deed and, at Landlord's cost, provide a title insurance policy for the Premises. Tenant shall pay the cash purchase price of $450,000 by good funds at the closing (adjusted for real estate taxes pro rations which shall be a final settlement and for other normal closing costs payable by Tenant as buyer).

        21.   If Tenant is not otherwise in default hereunder at the end of this Lease extension, Tenant shall have the option (but not the obligation) to extend the Lease term for an additional year, ending December 31, 2006. All terms of the Lease as extended, as set forth herein, shall remain the same except that the base rent during 2006 shall be $3,180 per month. Tenant shall exercise its option by giving Landlord not more than 90 days, and not less than 45 days, written notice of its election to exercise its option to extend this Lease until December 31, 2006.

        22.   Except as herein provided, all other provisions of the Original Lease (and Addendum thereto) are hereby ratified by the Parties.

        Executed as of December 31, 2004 at Denver, Colorado.

/s/ A.L. GREENBERG A.L. Greenberg, Landlord
VITACUBE SYSTEMS HOLDINGS, INC., Tenant
By:	/s/ SANFORD D. GREENBERG Sanford D. Greenberg, CEO

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OFFICE LEASE